VITESSE ENERGY ANNOUNCES HEDGING UPDATE AND BOARD MEMBER TRANSITION
GREENWOOD VILLAGE, Colo. – Vitesse Energy, Inc. (NYSE: VTS) (“Vitesse” or the “Company”) today announced a hedging update related to opportunistic additional hedges through 2027 at price levels that support its dividend, along with the transition of M. Bruce Chernoff from Vitesse’s Board of Directors (the “Vitesse Board”).
HEDGING UPDATE
Vitesse hedges a portion of its expected oil, natural gas, and NGL production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. In light of the recent commodity price environment, the Company has added substantial hedges and select NGL hedges since it released its fourth quarter and full year 2025 results. Based on the midpoint of its previously released annual 2026 guidance, Vitesse has approximately 67% of its 2026 oil production hedged. The following table summarizes Vitesse’s open commodity derivative contracts scheduled to settle after December 31, 2025, including those entered in 2026.

Crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q1 2026	529,291	$65.87
WTI-NYMEX	Q2 2026	613,509	$66.77
WTI-NYMEX	Q3 2026	490,679	$65.01
WTI-NYMEX	Q4 2026	427,155	$64.20
WTI-NYMEX	Q1 2027	135,000	$63.51
WTI-NYMEX	Q2 2027	330,000	$65.25
WTI-NYMEX	Q3 2027	285,000	$65.74
WTI-NYMEX	Q4 2027	285,000	$65.74

Crude oil collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
WTI-NYMEX	3/1/2026	15,000	$60.00 / $70.00
WTI-NYMEX	Q2 2026	135,000	$60.00 / $67.20
WTI-NYMEX	Q3 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q4 2026	168,000	$58.04 / $67.51
WTI-NYMEX	Q1 2027	300,000	$55.75 / $66.44
WTI-NYMEX	Q2 2027	45,000	$60.00 / $64.25

Natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q1 2026	1,526,700	$3.73 / $4.94
Henry Hub-NYMEX	Q2 2026	1,578,700	$3.73 / $4.91
Henry Hub-NYMEX	Q3 2026	1,510,800	$3.73 / $4.90
Henry Hub-NYMEX	Q4 2026	1,452,700	$3.73 / $4.90
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

Natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	2026	6,068,900	$(0.10)
Chicago City Gate to Henry Hub	2027	795,000	$0.30

Natural gas liquids swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Gallons)	WEIGHTED AVERAGE FIXED PRICE
Mont Belvieu Ethane	2026	2,176,000	$0.26
Conway Propane	2026	3,323,000	$0.71
Mont Belvieu Iso-Butane	2026	417,000	$0.91
Mont Belvieu Normal Butane	2026	1,248,000	$0.88
Mont Belvieu Natural Gasoline	2026	1,541,000	$1.34
Conway Propane	2027	1,560,000	$0.67
Mont Belvieu Iso-Butane	2027	180,000	$0.84
Mont Belvieu Normal Butane	2027	600,000	$0.81
Mont Belvieu Natural Gasoline	2027	720,000	$1.29

BOARD MEMBER TRANSITION
Effective March 13, 2026, Mr. Chernoff resigned from the Vitesse Board due to personal time constraints. The Company expresses its gratitude toward Mr. Chernoff, a former director of Lucero Energy Corp. prior to its merger with Vitesse, for his beneficial contributions to the Board.
ABOUT VITESSE ENERGY, INC.
Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading U.S. operators.
More information about Vitesse can be found at www.vitesse-vts.com.

Vitesse Energy, Inc. • 5619 DTC Parkway, Suite 700 • Greenwood Village, CO 80111

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business; changes in the interest rate environment, legislation or regulatory requirements; changes in U.S. trade policy, including the imposition of and changes in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including hostilities in the Middle East, the conflict in Ukraine and the evolving situation in Venezuela) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the Securities and Exchange Commission, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.
Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many
Vitesse Energy, Inc. • 5619 DTC Parkway, Suite 700 • Greenwood Village, CO 80111

of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
INVESTOR AND MEDIA CONTACT

Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com
Vitesse Energy, Inc. • 5619 DTC Parkway, Suite 700 • Greenwood Village, CO 80111